UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2026

COLUMBUS McKINNON CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-34362	16-0547600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13320 Ballantyne Corporate Place, Suite D	Charlotte	NC	28277
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (716) 689-5400

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

As previously announced, Columbus McKinnon Corporation (the “Company”) will present at the 2026 J.P. Morgan Industrials Conference at approximately 4:20 p.m. Eastern Time on March 17, 2026.

The live audio webcast will be available via the Company’s Investor Relations webpage at investors.cmco.com. A replay of the webcast will be available on the Company’s Investor Relations page shortly following the presentation through March 24, 2026.

A copy of the presentation materials is also attached hereto as Exhibit 99.1.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Presentation, dated March 17, 2026.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By:	/s/ Gregory P. Rustowicz
Name:	Gregory P. Rustowicz
Title:	Executive Vice President - Finance and Chief Financial Officer (Principal Financial Officer)

Dated: March 17, 2026